Exhibit 16.2

September 17, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read WCI Communities, Inc.’s statements included under the caption “Experts” in its Form S-4 to be filed on September 18, 2014 and we agree with such statements concerning our firm.

/s/ McGladrey LLP

McGladrey LLP
West Palm Beach, Florida